Exhibit 99.1

Groupon Announces Third Quarter 2015 Results

Announces Rich Williams as new CEO

•	Gross billings of $1.47 billion

•	Revenue of $713.6 million

•	Adjusted EBITDA of $56.3 million

•	GAAP loss per share of $0.04; non-GAAP earnings per share of $0.05

•	Free Cash Flow of $227.8 million for the trailing twelve month period

CHICAGO - (BUSINESS WIRE) - November 3, 2015 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended September 30, 2015.

The company also announced that Chief Operating Officer Rich Williams will assume the role of Chief Executive Officer. Outgoing CEO Eric Lefkofsky will once again serve as Chairman of the Board of Directors. Outgoing Chairman Ted Leonsis will now serve as Lead Independent Director.

"Over the past few years, we’ve repositioned the business for success and strengthened our foundation. On a trailing twelve-month basis, we generated $3.1 billion in revenue, $1.4 billion in gross profit, $283 million in adjusted EBITDA and $228 million in free cash flow," Lefkofsky said.

"We’ve successfully transformed Groupon to support our next stage of growth. The business is stable, the marketplace is scaling, and we are ready to take our next big step. Now is the right time for me to return to my role as Chairman, and let Rich, who has done a tremendous job over the past four years, lead Groupon during this next stage."

Third Quarter 2015 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, was $1.47 billion in the third quarter 2015, compared with $1.49 billion in the third quarter 2014. Gross billings declined 2% globally, but grew 6% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America billings increased 12%, EMEA declined 1% and Rest of World was approximately flat.

•
Revenue was $713.6 million in the third quarter 2015, compared with $714.3 million in the third quarter 2014. Revenue was approximately flat, but grew 7% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. On this F/X neutral basis, North America revenue increased 11%, EMEA increased 2% and Rest of World declined 5%.

•
Gross profit was $328.9 million in the third quarter 2015, compared with $355.3 million in the third quarter 2014. Excluding the $26.4 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, gross profit would have been $355.4 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $56.3 million in the third quarter 2015, compared with $63.9 million in the third quarter 2014.

•	Net loss attributable to common stockholders was $27.6 million, or $0.04 per share. Non-GAAP earnings attributable to common stockholders was $32.5 million, or $0.05 per share.

•
Third quarter 2015 results include pre-tax charges of $24.1 million and $37.5 million related to the previously announced restructuring program and securities litigation, respectively, a $13.7 million pre-tax gain from the sale of a controlling stake in Groupon India and a $17.8 million income tax benefit from a reduction in liabilities for uncertain tax positions.

•
Operating cash flow for the trailing twelve months ended September 30, 2015 was $316.4 million. Free cash flow, a non-GAAP financial measure, was negative $35.3 million in the third quarter 2015, bringing free cash flow for the trailing twelve months ended September 30, 2015 to $227.8 million.

•	Cash and cash equivalents as of September 30, 2015 was $963.6 million and borrowings against our revolving credit facility were $195.0 million.

"We delivered a solid third quarter and one that was largely in line with our expectations," said Groupon interim CFO Brian Kayman. "Our fourth quarter guidance reflects increased investments in marketing, and a tighter focus on margin improvement, both domestically and abroad."

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled "Non-GAAP Financial Measures" and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 1% year-over-year to 52 million in the third quarter 2015. North America units increased 11%, EMEA units increased 1% and Rest of World units declined 23%.

•
Active deals: At the end of the third quarter 2015, on average, active deals were nearly 570,000 globally, with over 290,000 in North America. Both include the addition of approximately 80,000 Coupons.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 4% year-over-year, to 48.6 million as of September 30, 2015, comprising 25.2 million in North America, 15.4 million in EMEA, and 8.0 million in Rest of World.

•	Customer spend: Third quarter 2015 trailing twelve month billings per average active customer was $132, compared with $137 in the third quarter 2014.

Share Repurchase
During the third quarter 2015, Groupon repurchased 44,149,663 shares of its Class A common stock for an aggregate purchase price of $192.9 million. Up to $268.1 million of Class A common stock remains available for repurchase under Groupon’s share repurchase program through August 2017.

The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the programs may be discontinued or suspended at any time.

Outlook
Groupon’s outlook for the fourth quarter reflects current foreign exchange rates, as well as expected marketing investments in customer acquisition.

For the fourth quarter 2015, Groupon expects revenue of between $815 million and $865 million. This guidance anticipates nearly 400 basis points of unfavorable impact on the year-over-year growth rate from changes in foreign exchange rates. Groupon expects Adjusted EBITDA for the fourth quarter 2015 of between $40 million and $60 million, and non-GAAP earnings per share of between negative $0.01 and positive $0.01.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CST / 5:00 p.m. EST, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income attributable to common stockholders, non-GAAP earnings per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: interest income, interest expense, gains and losses related to minority investments, and foreign currency gains and losses. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Items That Are Unusual in Nature or Infrequently Occurring. For the three and nine months ended September 30, 2015, items that we believe to be unusual in nature or infrequently occurring were (a) charges related to our restructuring program, (b) the gain on our disposition of Groupon India, (c) the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations and (d) the expense related to a significant increase in the contingent liability for our securities litigation matter. We exclude items that are unusual in nature or infrequently occurring because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical results.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	items that are unusual in nature or infrequently occurring,

•	non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations and

•	the income tax effect of those items.

We believe that excluding these items from our measures of non-GAAP net income (loss) attributable to common stockholders and earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our marketing strategy and spend and the productivity of those marketing investments; the impact of our shift away from lower-margin products in our Goods category; effectively dealing with challenges arising from our international operations including fluctuations in currency exchange rates; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower-margin products in our Goods category; retaining and adding new and high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining, attracting and integrating members of our executive team; litigation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; our ability to raise capital if necessary;  difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; and the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue.  For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of November 3, 2015. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon

Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere. By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Bill Roberts
Tom Grant	312-459-5191
312-999-3098
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster, including the gain on disposition and related tax effects, are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the nine months ended September 30, 2015. Additionally, the assets and liabilities for Ticket Monster are presented as held for sale in the accompanying condensed consolidated balance sheet as of December 31, 2014. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended September 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)	Nine Months Ended September 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)
	2015	2014				2015	2014
Gross Billings(1):
North America	$869,203	$774,286	12.3%	$(1,649)	12.5%	$2,659,436	$2,354,900	12.9%	$(3,904)	13.1%
EMEA	414,482	489,423	(15.3)	(72,345)	(0.5)	1,307,207	1,486,266	(12.0)	(256,158)	5.2
Rest of World	183,849	226,638	(18.9)	(43,127)	0.1	581,905	671,997	(13.4)	(101,105)	1.6
Consolidated gross billings	$1,467,534	$1,490,347	(1.5)%	$(117,121)	6.3%	$4,548,548	$4,513,163	0.8%	$(361,167)	8.8%

Revenue:
North America	$463,931	$418,494	10.9%	$(405)	11.0%	$1,425,095	$1,273,487	11.9%	$(943)	12.0%
EMEA	199,287	230,072	(13.4)	(35,863)	2.2	619,554	688,655	(10.0)	(124,694)	8.1
Rest of World	50,377	65,703	(23.3)	(12,004)	(5.1)	157,697	196,753	(19.9)	(28,147)	(5.5)
Consolidated revenue	$713,595	$714,269	(0.1)%	$(48,272)	6.7%	$2,202,346	$2,158,895	2.0%	$(153,784)	9.1%

Income (loss) from operations	$(70,423)	$1,049	(6,813.3)%	$633	(6,873.7)%	$(74,354)	$(2,939)	(2,429.9)%	$679	(2,453.0)%

Income (loss) from continuing operations	(24,613)	(12,573)				(56,619)	(45,039)

Income (loss) from discontinued operations, net of tax	—	(6,445)				133,463	(30,264)

Net income (loss) attributable to Groupon, Inc.	$(27,615)	$(21,208)				$67,196	$(81,878)

Basic net income (loss) per share:
Continuing operations	$(0.04)	$(0.02)				$(0.10)	$(0.08)
Discontinued operations	—	(0.01)				0.20	(0.04)
Basic net income (loss) per share	$(0.04)	$(0.03)				$0.10	$(0.12)

Diluted net income (loss) per share:
Continuing operations	$(0.04)	$(0.02)				$(0.10)	$(0.08)
Discontinued operations	—	(0.01)				0.20	(0.04)
Diluted net income (loss) per share	$(0.04)	$(0.03)				$0.10	$(0.12)

Weighted average number of shares outstanding
Basic	644,894,785	669,526,524				664,302,630	675,814,535
Diluted	644,894,785	669,526,524				664,302,630	675,814,535

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended September 30, 2014.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating activities
Net income (loss)	$(24,613)	$(19,018)	$76,844	$(75,303)
Less: Income (loss) from discontinued operations, net of tax	—	(6,445)	133,463	(30,264)
Income (loss) from continuing operations	(24,613)	(12,573)	(56,619)	(45,039)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	30,475	25,355	84,241	68,731
Amortization of acquired intangible assets	5,160	5,107	14,966	16,188
Stock-based compensation	35,575	32,680	109,204	85,329
Restructuring charges	24,146	—	24,146	—
Gain on disposition of business	(13,710)	—	(13,710)	—
Deferred income taxes	(15,202)	(2,472)	(15,252)	(1,956)
Excess tax benefits on stock-based compensation	28	(2,641)	(6,198)	(12,573)
Loss on equity method investments	—	91	—	459
Gain from changes in fair value of contingent consideration	435	(1,020)	(268)	(1,059)
Loss from changes in fair value of investments	2,564	—	2,114	—
Impairments of investments	—	1,448	—	2,036
Change in assets and liabilities, net of acquisitions:
Restricted cash	1,392	6,014	4,555	7,686
Accounts receivable	16,635	(4,337)	6,353	(26,557)
Prepaid expenses and other current assets	(33,366)	(27,040)	(39,813)	(22,883)
Accounts payable	5,371	(5,505)	(944)	(12,973)
Accrued merchant and supplier payables	(51,319)	(32,586)	(101,852)	(101,070)
Accrued expenses and other current liabilities	27,368	7,853	33,413	(21,103)
Other, net	(18,551)	31,950	(1,242)	44,009
Net cash provided by (used in) operating activities from continuing operations	(7,612)	22,324	43,094	(20,775)
Net cash provided by (used in) operating activities from discontinued operations	(19,205)	23,142	(36,578)	22,777
Net cash provided by (used in) operating activities	(26,817)	45,466	6,516	2,002

Net cash provided by (used in) investing activities from continuing operations	(98,028)	(22,492)	(146,012)	(117,643)
Net cash provided by (used in) investing activities from discontinued operations	—	(1,415)	244,470	(75,924)
Net cash provided by (used in) investing activities	(98,028)	(23,907)	98,458	(193,567)

Net cash provided by (used in) financing activities	(14,821)	(16,823)	(185,990)	(173,068)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	(6,923)	(21,102)	(27,338)	(20,671)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(146,589)	(16,366)	(108,354)	(385,304)
Less: Net increase (decrease) in cash classified within current assets held for sale	—	20,649	(55,279)	43,324
Net increase (decrease) in cash and cash equivalents	(146,589)	(37,015)	(53,075)	(428,628)
Cash and cash equivalents, beginning of period	1,110,148	845,413	1,016,634	1,240,472
Cash and cash equivalents, end of period	$963,559	$808,398	$963,559	$811,844

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Third party and other	$326,306	$362,903	$1,027,273	$1,133,109
Direct	387,289	351,366	1,175,073	1,025,786
Total revenue	713,595	714,269	2,202,346	2,158,895
Cost of revenue:
Third party and other	46,050	50,774	145,292	153,333
Direct	338,633	308,217	1,043,729	918,362
Total cost of revenue	384,683	358,991	1,189,021	1,071,695
Gross profit	328,912	355,278	1,013,325	1,087,200
Operating expenses:
Marketing	61,587	55,258	171,127	182,142
Selling, general and administrative	326,248	299,275	904,816	905,919
Restructuring charges	24,146	—	24,146	—
Gain on disposition of business	(13,710)	—	(13,710)	—
Acquisition-related expense (benefit), net	1,064	(304)	1,300	2,078
Total operating expenses	399,335	354,229	1,087,679	1,090,139
Income (loss) from operations	(70,423)	1,049	(74,354)	(2,939)
Other income (expense), net (1)	(8,160)	(20,056)	(25,146)	(21,919)
Income (loss) from continuing operations before provision (benefit) for income taxes	(78,583)	(19,007)	(99,500)	(24,858)
Provision (benefit) for income taxes	(53,970)	(6,434)	(42,881)	20,181
Income (loss) from continuing operations	(24,613)	(12,573)	(56,619)	(45,039)
Income (loss) from discontinued operations, net of tax	—	(6,445)	133,463	(30,264)
Net income (loss)	(24,613)	(19,018)	76,844	(75,303)
Net income (loss) attributable to noncontrolling interests	(3,002)	(2,190)	(9,648)	(6,575)
Net income (loss) attributable to Groupon, Inc.	$(27,615)	$(21,208)	$67,196	$(81,878)

Basic net income (loss) per share:
Continuing operations	$(0.04)	$(0.02)	$(0.10)	$(0.08)
Discontinued operations	—	(0.01)	0.20	(0.04)
Basic net income (loss) per share	$(0.04)	$(0.03)	$0.10	$(0.12)

Diluted net income (loss) per share:
Continuing operations	$(0.04)	$(0.02)	$(0.10)	$(0.08)
Discontinued operations	—	(0.01)	0.20	(0.04)
Diluted net income (loss) per share	$(0.04)	$(0.03)	$0.10	$(0.12)

Weighted average number of shares outstanding
Basic	644,894,785	669,526,524	664,302,630	675,814,535
Diluted	644,894,785	669,526,524	664,302,630	675,814,535

(1)
Other income (expense), net includes foreign currency losses of $5.2 million and $18.6 million for the three months ended September 30, 2015 and 2014, respectively, and foreign currency losses of $22.1 million and $20.1 million for the nine months ended September 30, 2015 and 2014, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$963,559	$1,016,634
Accounts receivable, net	76,121	90,597
Deferred income taxes	19,349	16,271
Prepaid expenses and other current assets	223,986	192,382
Current assets held for sale	—	85,445
Total current assets	1,283,015	1,401,329
Property, equipment and software, net	202,714	176,004
Goodwill	291,084	236,756
Intangible assets, net	40,841	30,609
Investments (including $149.2 million and $7.4 million at September 30, 2015 and December 31, 2014, respectively, at fair value)	163,789	24,298
Deferred income taxes, non-current	28,791	41,323
Other non-current assets	20,407	16,173
Non-current assets held for sale	—	301,105
Total Assets	$2,030,641	$2,227,597
Liabilities and Equity
Current liabilities:
Short-term borrowings	$195,000	$—
Accounts payable	15,503	13,822
Accrued merchant and supplier payables	640,044	772,156
Accrued expenses	260,883	214,260
Deferred income taxes	28,573	31,998
Other current liabilities	142,925	127,121
Current liabilities held for sale	—	166,239
Total current liabilities	1,282,928	1,325,596
Deferred income taxes, non-current	4,756	773
Other non-current liabilities	142,005	129,531
Non-current liabilities held for sale	—	6,753
Total Liabilities	1,429,689	1,462,653
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 714,074,671 shares issued and 620,933,460 shares outstanding at September 30, 2015 and 699,008,084 shares issued and 671,768,980 shares outstanding at December 31, 2014	71	70
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Additional paid-in capital	1,933,994	1,847,420
Treasury stock, at cost, 93,141,211 shares at September 30, 2015 and 27,239,104 shares at December 31, 2014	(532,530)	(198,467)
Accumulated deficit	(854,764)	(921,960)
Accumulated other comprehensive income	53,369	35,763
Total Groupon, Inc. Stockholders' Equity	600,140	762,826
Noncontrolling interests	812	2,118
Total Equity	600,952	764,944
Total Liabilities and Equity	$2,030,641	$2,227,597

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
North America
Gross billings (1)	$869,203	$774,286	$2,659,436	$2,354,900
Revenue	463,931	418,494	1,425,095	1,273,487
Segment cost of revenue and operating expenses (2)(3)(4)	494,843	405,910	1,404,472	1,234,973
Segment operating income (loss) (2)	$(30,912)	$12,584	$20,623	$38,514
Segment operating income (loss) as a percent of segment gross billings	(3.6)%	1.6%	0.8%	1.6%
Segment operating income (loss) as a percent of segment revenue	(6.7)%	3.0%	1.4%	3.0%

EMEA
Gross billings (1)	$414,482	$489,423	$1,307,207	$1,486,266
Revenue	199,287	230,072	619,554	688,655
Segment cost of revenue and operating expenses (2)(4)(5)	195,397	207,643	586,343	619,594
Segment operating income (loss) (2)	$3,890	$22,429	$33,211	$69,061
Segment operating income (loss) as a percent of segment gross billings	0.9%	4.6%	2.5%	4.6%
Segment operating income (loss) as a percent of segment revenue	2.0%	9.7%	5.4%	10.0%

Rest of World
Gross billings (1)	$183,849	$226,638	$581,905	$671,997
Revenue	50,377	65,703	157,697	196,753
Segment cost of revenue and operating expenses (2)(4)	57,282	67,291	175,542	219,860
Segment operating income (loss) (2)	$(6,905)	$(1,588)	$(17,845)	$(23,107)
Segment operating income (loss) as a percent of segment gross billings	(3.8)%	(0.7)%	(3.1)%	(3.4)%
Segment operating income (loss) as a percent of segment revenue	(13.7)%	(2.4)%	(11.3)%	(11.7)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for North America for the three and nine months ended September 30, 2015 includes a $37.5 million expense related to an increase in the Company's contingent liability for its securities litigation matter.

(4)
Segment cost of revenue and operating expenses for the three and nine months ended September 30, 2015 includes restructuring charges of $1.4 million in North America, $19.7 million in EMEA and $3.0 million in Rest of World.

(5)
Segment cost of revenue and operating expenses for EMEA for the three and nine months ended September 30, 2015 includes a $6.7 million expense for the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP financial measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss) from continuing operations."

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Income (loss) from continuing operations	$(12,573)	$26,566	$(16,739)	$(15,267)	(24,613)
Adjustments:
Stock-based compensation (1)	32,680	29,961	35,144	38,467	35,432
Depreciation and amortization	30,462	30,122	32,200	31,372	35,635
Acquisition-related expense (benefit), net	(304)	(809)	(269)	505	1,064
Restructuring charges	—	—	—	—	24,146
Gain on disposition of business	—	—	—	—	(13,710)
Prepaid marketing write-off	—	—	—	—	6,690
Securities litigation expense	—	—	—	—	37,500
Other expense (income), net	20,056	11,531	19,927	(2,941)	8,160
Provision (benefit) for income taxes	(6,434)	(4,457)	2,107	8,982	(53,970)
Total adjustments	76,460	66,348	89,109	76,385	80,947
Adjusted EBITDA	$63,887	$92,914	$72,370	$61,118	$56,334

(1)
Includes stock-based compensation classified within cost of revenue, marketing expense, and selling, general and administrative expense. Other expense (income), net, includes $0.02 million and $0.1 million of additional stock-based compensation for the three months ended June 30, 2015 and the three months ended September 30, 2015, respectively.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and nine months ended September 30, 2015:

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Net income (loss) attributable to common stockholders	$(27,615)	$67,196
Stock-based compensation	35,575	109,204
Amortization of acquired intangible assets	5,160	14,966
Acquisition-related expense (benefit), net	1,064	1,300
Restructuring charges	24,146	24,146
Gain on disposition of business	(13,710)	(13,710)
Prepaid marketing write-off	6,690	6,690
Securities litigation expense	37,500	37,500
Intercompany foreign currency losses (gains) and reclassification of translation adjustment to earnings (1)	4,708	20,666
Loss from changes in fair value of investments	2,564	2,114
Income tax effect of above adjustments	(43,541)	(68,932)
Income from discontinued operations, net of tax	—	(133,463)
Non-GAAP net income (loss) attributable to common stockholders	$32,541	$67,677

Diluted shares	644,894,785	644,302,630
Incremental diluted shares	5,385,857	7,017,448
Adjusted diluted shares	650,280,642	651,320,078

Diluted net income (loss) per share	$(0.04)	$0.10
Impact of stock-based compensation, amortization of acquired intangible assets, acquisition-related expense (benefit), net, intercompany foreign currency losses (gains), items that are unusual in nature and infrequently occurring, income (loss) from discontinued operations and related tax effects	0.09	—
Non-GAAP net income (loss) per share	$0.05	$0.10

(1)
For the nine months ended September 30, 2015, a $4.4 million loss related to the cumulative translation adjustment from the Company's legacy business in the Republic of Korea was reclassified to earnings as a result of the Ticket Monster disposition.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended September 30, 2015 was as follows:

	Three Months Ended September 30, 2015			Three Months Ended September 30, 2015
	At Avg. Q3 2014 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q2 2015 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,584,655	$(117,121)	$1,467,534	$1,478,528	$(10,994)	$1,467,534
Revenue	761,867	(48,272)	713,595	716,702	(3,107)	713,595
Income (loss) from operations	$(71,056)	$633	$(70,423)	$(71,189)	$766	$(70,423)
The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the nine months ended September 30, 2015 was as follows:

	Nine Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	At Avg. Q3 2014 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'14 - Q2'15 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$4,909,715	$(361,167)	$4,548,548	$4,624,647	$(76,099)	$4,548,548
Revenue	2,356,130	(153,784)	2,202,346	2,234,382	(32,036)	2,202,346
Income (loss) from operations	$(75,033)	$679	$(74,354)	$(74,074)	$(280)	$(74,354)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended September 30, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended June 30, 2015.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
EMEA Gross billings growth, excluding FX	10%	8%	7%	9%	(1)%
FX Effect	—	(9)	(18)	(19)	(14)
EMEA Gross billings growth	10%	(1)%	(11)%	(10)%	(15)%

Rest of World Gross billings growth, excluding FX	1%	—%	(1)%	6%	—%
FX Effect	(4)	(10)	(11)	(15)	(19)
Rest of World Gross billings growth	(3)%	(10)%	(12)%	(9)%	(19)%

Consolidated Gross billings growth, excluding FX	12%	13%	10%	10%	6%
FX Effect	(1)	(5)	(8)	(8)	(8)
Consolidated Gross billings growth	11%	8%	2%	2%	(2)%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
EMEA Revenue growth, excluding FX	55%	18%	13%	9%	2%
FX Effect	1	(10)	(19)	(19)	(15)
EMEA Revenue growth	56%	8%	(6)%	(10)%	(13)%

Rest of World Revenue growth, excluding FX	(20)%	(9)%	(8)%	(4)%	(5)%
FX Effect	(4)	(10)	(10)	(14)	(18)
Rest of World Revenue growth	(24)%	(19)%	(18)%	(18)%	(23)%

Consolidated Revenue growth, excluding FX	21%	19%	10%	11%	7%
FX Effect	(1)	(4)	(7)	(8)	(7)
Consolidated Revenue growth	20%	15%	3%	3%	—%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2015 was as follows:

	At Avg. Q3 2014 Rates (1)	Exchange Rate Effect (2)	September 30, 2015 As Reported	September 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$482,498	$(890)	$481,608	$446,573	7.8%	8.0%

Travel:
Third party	102,065	(264)	101,801	84,820	20.0%	20.3%
Total services	584,563	(1,154)	583,409	531,393	9.8%	10.0%

Goods:
Third party	9,181	(495)	8,686	5,077	71.1%	80.8%
Direct	277,108	—	277,108	237,816	16.5	16.5
Total	286,289	(495)	285,794	242,893	17.7%	17.9%

Total gross billings	$870,852	$(1,649)	$869,203	$774,286	12.3%	12.5%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2015 was as follows:

	At Avg. Q3 2014 Rates (1)	Exchange Rate Effect (2)	September 30, 2015 As Reported	September 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$211,548	$(29,008)	$182,540	$218,615	(16.5)%	(3.2)%

Travel:
Third party	77,825	(12,909)	64,916	79,802	(18.7)%	(2.5)%
Total services	289,373	(41,917)	247,456	298,417	(17.1)%	(3.0)%

Goods:
Third party	74,621	(10,703)	63,918	82,646	(22.7)%	(9.7)%
Direct	122,833	(19,725)	103,108	108,360	(4.8)	13.4
Total	197,454	(30,428)	167,026	191,006	(12.6)%	3.4%

Total gross billings	$486,827	$(72,345)	$414,482	$489,423	(15.3)%	(0.5)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2015 was as follows:

	At Avg. Q3 2014 Rates (1)	Exchange Rate Effect (2)	September 30, 2015 As Reported	September 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$115,909	$(22,937)	$92,972	$120,269	(22.7)%	(3.6)%

Travel:
Third party	38,890	(8,181)	30,709	35,754	(14.1)%	8.8%
Total services	154,799	(31,118)	123,681	156,023	(20.7)%	(0.8)%

Goods:
Third party	63,749	(10,654)	53,095	65,425	(18.8)%	(2.6)%
Direct	8,428	(1,355)	7,073	5,190	36.3	62.4
Total	72,177	(12,009)	60,168	70,615	(14.8)%	2.2%

Total gross billings	$226,976	$(43,127)	$183,849	$226,638	(18.9)%	0.1%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2015 was as follows:

	At Avg. Q3 2014 Rates (1)	Exchange Rate Effect (2)	September 30, 2015 As Reported	September 30, 2014 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$809,955	$(52,835)	$757,120	$785,457	(3.6)%	3.1%

Travel:
Third party	218,780	(21,354)	197,426	200,376	(1.5)%	9.2%
Total services	1,028,735	(74,189)	954,546	985,833	(3.2)%	4.4%

Goods:
Third party	147,551	(21,852)	125,699	153,148	(17.9)%	(3.7)%
Direct	408,369	(21,080)	387,289	351,366	10.2	16.2
Total	555,920	(42,932)	512,988	504,514	1.7%	10.2%

Total gross billings	$1,584,655	$(117,121)	$1,467,534	$1,490,347	(1.5)%	6.3%

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended September 30, 2014.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$446,573	$499,250	$512,558	$499,378	$481,608
Travel Gross Billings	84,820	80,296	96,678	102,908	101,801
Gross Billings - Services	531,393	579,546	609,236	602,286	583,409
Gross Billings - Goods	242,893	369,033	284,741	293,970	285,794
Total Gross Billings	$774,286	$948,579	$893,977	$896,256	$869,203
Year-over-year growth	16%	20%	14%	12%	12%
% Third Party and Other	69%	62%	69%	68%	68%
% Direct	31%	38%	31%	32%	32%
Gross Billings Trailing Twelve Months (TTM)	$3,143,621	$3,303,479	$3,415,687	$3,513,098	$3,608,015

Revenue (3):
Local Revenue	$161,912	$170,946	$180,864	$172,461	$163,786
Travel Revenue	17,627	17,165	19,989	21,958	21,394
Revenue - Services	179,539	188,111	200,853	194,419	185,180
Revenue - Goods	238,955	362,863	279,029	286,863	278,751
Total Revenue	$418,494	$550,974	$479,882	$481,282	$463,931
Year-over-year growth	16%	24%	11%	14%	11%
% Third Party and Other	43%	35%	42%	41%	40%
% Direct	57%	65%	58%	59%	60%
Revenue TTM	$1,717,271	$1,824,461	$1,873,281	$1,930,632	$1,976,069

Gross Profit (4):
Local Gross Profit	$138,189	$147,582	$154,776	$147,574	$138,798
% of North America Local Gross Billings	30.9%	29.6%	30.2%	29.6%	28.8%
Travel Gross Profit	14,000	14,187	15,791	18,385	17,644
% of North America Travel Gross Billings	16.5%	17.7%	16.3%	17.9%	17.3%
Gross Profit - Services	152,189	161,769	170,567	165,959	156,442
% of North America Services Gross Billings	28.6%	27.9%	28.0%	27.6%	26.8%
Gross Profit - Goods	23,953	34,404	23,923	30,598	34,801
% of North America Goods Gross Billings	9.9%	9.3%	8.4%	10.4%	12.2%
Total Gross Profit	$176,142	$196,173	$194,490	$196,557	$191,243
Year-over-year growth	3%	13%	8%	9%	9%
% Third Party and Other	87%	83%	88%	85%	83%
% Direct	13%	17%	12%	15%	17%
% of North America Total Gross Billings	22.7%	20.7%	21.8%	21.9%	22.0%

EMEA Segment:
Gross Billings:
Local Gross Billings	$218,615	$242,119	$217,598	$198,553	$182,540
Travel Gross Billings	79,802	72,710	65,065	59,544	64,916
Gross Billings - Services	298,417	314,829	282,663	258,097	247,456
Gross Billings - Goods	191,006	245,712	176,526	175,439	167,026
Total Gross Billings	$489,423	$560,541	$459,189	$433,536	$414,482
Year-over-year growth	10%	(1)%	(11)%	(10)%	(15)%
Year-over-year growth, excluding FX (5)	10%	8%	7%	9%	(1)%
% Third Party and Other	78%	74%	77%	76%	75%
% Direct	22%	26%	23%	24%	25%
Gross Billings TTM	$2,051,979	$2,046,807	$1,992,408	$1,942,689	$1,867,748

Revenue:
Local Revenue	$90,002	$95,572	$82,536	$75,543	$70,781
Travel Revenue	16,960	16,321	14,717	13,100	13,561
Revenue - Services	106,962	111,893	97,253	88,643	84,342
Revenue - Goods	123,110	160,582	118,967	115,404	114,945
Total Revenue	$230,072	$272,475	$216,220	$204,047	$199,287
Year-over-year growth	56%	8%	(6)%	(10)%	(13)%
Year-over-year growth, excluding FX	55%	18%	13%	9%	2%
% Third Party and Other	53%	46%	51%	48%	48%
% Direct	47%	54%	49%	52%	52%
Revenue TTM	$939,860	$961,130	$946,457	$922,814	$892,029

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Gross Profit:
Local Gross Profit	$83,956	$90,150	$77,356	$70,270	$66,288
% of EMEA Local Gross Billings	38.4%	37.2%	35.5%	35.4%	36.3%
Travel Gross Profit	15,440	15,226	12,400	11,939	12,323
% of EMEA Travel Gross Billings	19.3%	20.9%	19.1%	20.1%	19.0%
Gross Profit - Services	99,396	105,376	89,756	82,209	78,611
% of EMEA Services Gross Billings	33.3%	33.5%	31.8%	31.9%	31.8%
Gross Profit - Goods	32,252	38,154	25,481	21,878	24,905
% of EMEA Goods Gross Billings	16.9%	15.5%	14.4%	12.5%	14.9%
Total Gross Profit	$131,648	$143,530	$115,237	$104,087	$103,516
Year-over-year growth	6%	(6)%	(18)%	(26)%	(21)%
% Third Party and Other	85%	82%	87%	86%	86%
% Direct	15%	18%	13%	14%	14%
% of EMEA Total Gross Billings	26.9%	25.6%	25.1%	24.0%	25.0%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$120,269	$105,420	$99,735	$100,403	$92,972
Travel Gross Billings	35,754	32,313	32,946	31,263	30,709
Gross Billings - Services	156,023	137,733	132,681	131,666	123,681
Gross Billings - Goods	70,615	77,816	66,154	67,555	60,168
Total Gross Billings	$226,638	$215,549	$198,835	$199,221	$183,849
Year-over-year growth	(3)%	(10)%	(12)%	(9)%	(19)%
Year-over-year growth, excluding FX	1%	—%	(1)%	6%	—%
% Third Party and Other	98%	96%	98%	97%	96%
% Direct	2%	4%	2%	3%	4%
Gross Billings TTM	$910,670	$887,546	$861,032	$840,243	$797,454

Revenue:
Local Revenue	$39,034	$32,264	$30,281	$28,499	$26,372
Travel Revenue	7,243	5,757	6,495	6,363	6,135
Revenue - Services	46,277	38,021	36,776	34,862	32,507
Revenue - Goods	19,426	21,758	17,478	18,204	17,870
Total Revenue	$65,703	$59,779	$54,254	$53,066	$50,377
Year-over-year growth	(24)%	(19)%	(18)%	(18)%	(23)%
Year-over-year growth, excluding FX	(20)%	(9)%	(8)%	(4)%	(5)%
% Third Party and Other	92%	86%	91%	87%	86%
% Direct	8%	14%	9%	13%	14%
Revenue TTM	$270,211	$256,532	$244,326	$232,802	$217,476

Gross Profit:
Local Gross Profit	$34,373	$27,175	$26,161	$24,567	$22,568
% of Rest of World Local Gross Billings	28.6%	25.8%	26.2%	24.5%	24.3%
Travel Gross Profit	5,544	3,815	4,906	5,012	4,859
% of Rest of World Travel Gross Billings	15.5%	11.8%	14.9%	16.0%	15.8%
Gross Profit - Services	39,917	30,990	31,067	29,579	27,427
% of Rest of World Services Gross Billings	25.6%	22.5%	23.4%	22.5%	22.2%
Gross Profit - Goods	7,571	7,416	6,612	6,784	6,726
% of Rest of World Goods Gross Billings	10.7%	9.5%	10.0%	10.0%	11.2%
Total Gross Profit	$47,488	$38,406	$37,679	$36,363	$34,153
Year-over-year growth	(26)%	(24)%	(16)%	(20)%	(28)%
% Third Party and Other	100%	96%	99%	99%	99%
% Direct	—%	4%	1%	1%	1%
% of Rest of World Total Gross Billings	21.0%	17.8%	18.9%	18.3%	18.6%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$785,457	$846,789	$829,891	$798,334	$757,120
Travel Gross Billings	200,376	185,319	194,689	193,715	197,426
Gross Billings - Services	985,833	1,032,108	1,024,580	992,049	954,546
Gross Billings - Goods	504,514	692,561	527,421	536,964	512,988
Total Gross Billings	$1,490,347	$1,724,669	$1,552,001	$1,529,013	$1,467,534
Year-over-year growth	11%	8%	2%	2%	(2)%
Year-over-year growth, excluding FX	12%	13%	10%	10%	6%
% Third Party and Other	76%	70%	75%	74%	74%
% Direct	24%	30%	25%	26%	26%
Gross Billings TTM	$6,106,270	$6,237,832	$6,269,127	$6,296,030	$6,273,217
Year-over-year growth	7%	8%	7%	6%	3%

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
Revenue:
Local Revenue	$290,948	$298,782	$293,681	$276,503	$260,939
Travel Revenue	41,830	39,243	41,201	41,421	41,090
Revenue - Services	332,778	338,025	334,882	317,924	302,029
Revenue - Goods	381,491	545,203	415,474	420,471	411,566
Total Revenue	$714,269	$883,228	$750,356	$738,395	$713,595
Year-over-year growth	20%	15%	3%	3%	—%
Year-over-year growth, excluding FX	21%	19%	10%	11%	7%
% Third Party and Other	51%	42%	48%	46%	46%
% Direct	49%	58%	52%	54%	54%
Revenue TTM	$2,927,342	$3,042,123	$3,064,064	$3,086,248	$3,085,574
Year-over-year growth	20%	18%	13%	10%	5%

Gross Profit:
Local Gross Profit	$256,518	$264,907	$258,293	$242,411	$227,654
% of Consolidated Local Gross Billings	32.7%	31.3%	31.1%	30.4%	30.1%
Travel Gross Profit	34,984	33,228	33,097	35,336	34,826
% of Consolidated Travel Gross Billings	17.5%	17.9%	17.0%	18.2%	17.6%
Gross Profit - Services	291,502	298,135	291,390	277,747	262,480
% of Consolidated Services Gross Billings	29.6%	28.9%	28.4%	28.0%	27.5%
Gross Profit - Goods	63,776	79,974	56,016	59,260	66,432
% of Consolidated Goods Gross Billings	12.6%	11.5%	10.6%	11.0%	13.0%
Total Gross Profit	$355,278	$378,109	$347,406	$337,007	$328,912
Year-over-year growth	(1)%	—%	(5)%	(8)%	(7)%
% Third Party and Other	88%	84%	89%	87%	85%
% Direct	12%	16%	11%	13%	15%
% of Total Consolidated Gross Billings	23.8%	21.9%	22.4%	22.0%	22.4%

Marketing	$55,258	$59,812	$52,533	$57,007	$61,587
Selling, general and administrative	$299,275	$285,472	$289,847	$288,721	$326,248
Adjusted EBITDA	$63,887	$92,914	$72,370	$61,118	$56,334
% of Total Consolidated Gross Billings	4.3%	5.4%	4.7%	4.0%	3.8%
% of Total Consolidated Revenue	8.9%	10.5%	9.6%	8.3%	7.9%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(10)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015

Net cash provided by (used in) operating activities from continuing operations	$22,324	$273,272	$40,711	$9,995	$(7,612)
Purchases of property and equipment and capitalized software from continuing operations	(18,638)	(20,117)	(18,294)	(22,452)	(27,735)
Free cash flow	$3,686	$253,155	$22,417	$(12,457)	$(35,347)

Net cash provided by (used in) operating activities from continuing operations (TTM)	$157,500	$252,497	$307,782	$346,302	$316,366
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(83,374)	(83,560)	(85,761)	(79,501)	(88,598)
Free cash flow (TTM)	$74,126	$168,937	$222,021	$266,801	$227,768

Net cash provided by (used in) investing activities from continuing operations	$(19,046)	$(35,175)	$(19,443)	$(28,541)	$(98,028)
Net cash provided by (used in) financing activities	$(16,823)	$(21,088)	$(32,942)	$(138,227)	$(14,821)

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(137,527)	$(149,372)	$(105,821)	$(102,205)	$(181,187)
Net cash provided by (used in) financing activities (TTM)	$(228,512)	$(194,156)	$(185,606)	$(209,080)	$(207,078)

Other Metrics:
Active Customers (6)
North America	23.5	24.1	24.6	24.9	25.2
EMEA	14.9	15.2	15.3	15.5	15.4
Rest of World	8.2	8.1	8.2	8.2	8.0
Total Active Customers	46.6	47.4	48.1	48.6	48.6

TTM Gross Billings / Average Active Customer (7)
North America	$145	$147	$147	$148	$148
EMEA	142	139	134	130	123
Rest of World	108	105	101	98	99
Consolidated	137	137	135	133	132

Global headcount as of September 30, 2015 and 2014 was as follows:

	Q3 2014	Q3 2015
Sales (8)	4,420	4,168
% North America	29%	33%
% EMEA	43%	42%
% Rest of World	28%	25%
Other	6,228	6,301
Total Headcount	10,648	10,469

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions include advertising, payment processing, point of sale and commission revenue.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue and commission revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics have been retrospectively adjusted to exclude Ticket Monster, which has been classified as discontinued operations.

(10)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.